EXHIBIT 5.1


                                                                   DAVID B. DEAN
                                                                  (612) 340-8916
                                                             dbdean@riderlaw.com



                                December 23, 2002

Board of Directors
CapSource Financial, Inc.
2305 Canyon Boulevard, Suite 103
Boulder, CO  80302

         Re:      CapSource Financial, Inc.
                  Our File No.:  8739/110
Gentlemen:

         We have acted as special counsel to CapSource Financial, Inc., a Colorado corporation (the "Company"), in connection with the proposed registration under the Securities Act of 1933, as amended (the "Act"), by the Company of 3,000,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Company's Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-100389 (the "Registration Statement") relating to the Common Stock, dated today and proposed to be filed with the Securities and Exchange Commission, (b) the Articles of Incorporation, as amended, and Bylaws of the Company; and (c) Resolutions of the Boards of Directors of the Company.

         In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or certified such additional facts as we deem necessary or appropriate for purposes of this opinion. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized, and, when the Registration Statement becomes effective under the Act, and the Common Stock has been issued by the Company and paid for as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by another person or party. Nevertheless, we hereby consent to use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.

                                             Very truly yours,

                                             RIDER, BENNETT, EGAN & ARUNDEL, LLP


                                             By /s/ David B. Dean
                                                --------------------------------
                                                         David B. Dean

DBD/rmm